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                                                     Exhibit 8.1
SULLIVAN & CROMWELL
125 Broad Street
New York, New York 10004
Telephone:  (212) 558-4000
Telecopier: (212) 558-3588





                                                January 14, 1994




Paine Webber Group Inc.,
   1285 Avenue of the Americas,
      New York, New York  10019.

Ladies and Gentlemen:

            We have acted as your special tax counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,200,000 American Stock Exchange Hong Kong 30 Index Call Warrants (the "Call Warrants") of Paine Webber Group Inc. (the "Company") and 4,100,000 American Stock Exchange Hong Kong 30 Index Put Warrants (the "Put Warrants") of the Company. We hereby confirm to you our opinion as set forth under the caption "Certain United States Federal Income Tax Considerations" in the Call Warrants prospectus supplement, dated January 14, 1994 and in the Put Warrants prospectus supplement, dated January 14, 1994 to the prospectus dated October 14, 1993 (collectively the "Prospectus Supplements"), each relating to the Registration Statement on Form S-3 (File No. 33-33613) filed by the Company with the Securities and Exchange Commission.

            We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus Supplements are a part, and the reference to us in the Prospectus Supplements under the caption "Certain United States Federal Income Tax Considerations". In giving

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such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                Very truly yours,


                                                SULLIVAN & CROMWELL